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                                                           EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   __________________________________


      We consent to the incorporation by reference in the registration statement of EAC Industries, Inc. on Form SB-2, of our report dated
April 4, 1997 of our audit of the consolidated financial statements of EAC Industries, Inc. and subsidiaries as of January 31, 1997 and 1996, and for the fiscal years ended January 31, 1997 and 1996, included in the Annual Report on Form 10-KSB and in the Company's 1997 Annual Report to Stockholders. We also consent to the reference in the Prospectus to our firm under the caption "Experts."





                                  LAZAR, LEVINE & COMPANY LLP


New York, New York
July 30, 1997